POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Richard J. Coburn and Charles E. Buchheit and each of as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) the Registration Statement on Form S-3 of Accent Color Sciences, Inc. respecting any common stock issued or issuable as a result or in connection with its offering of up to 40,000 shares of Series C Convertible Preferred Stock and warrants issued to Pennsylvania Merchant Group, Ltd. and Connecticut Innovations, Incorporated, respectively, and any and all amendments thereto and to file such Form S-3 and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 29th day of November, 1999.

By:                                           By:
   ---------------------------------             ------------------------------
Name: Norman L. Milliard                      Name: Robert H. Steele


By:                                           By:
   ---------------------------------             ------------------------------
Name: Willard F. Pinney, Jr.                  Name: Joseph T. Brophy


By:                                           By:
   ---------------------------------             ------------------------------
Name: Richard Hodgson                         Name: Richard J. Coburn

                                  EXHIBIT INDEX

   Exhibit No.                Description                            Page Number

   3(i)      Restated Certificate of Incorporation of the
             Registrant, as amended *

   3(ii)     Certificate of Amendment to Restated Certificate of
             Incorporation**

   3(iii)    Bylaws of the Registrant, as amended December 29,
             1996***

   5         Opinion of Murtha, Cullina, Richter and Pinney, LLP

   10(i)     Form of Securities Purchase Agreement dated as of Nov.
             30, 1999

   10(ii) Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock

   10(iii)   Form of Warrant Agreement dated as of Nov. 30, 1999

   10(iv)    Form of Registration Rights Agreement dated as of Nov.
             30, 1999

   23(i)     Consent of Murtha, Cullina, Richter & Pinney, LLP
             (included in the opinion under Exhibit 5)

   23(ii)    Consent of PricewaterhouseCoopers LLP

   24 Power of attorney pursuant to which certain Directors signed this registration statement

* incorporated by reference to Exhibit 3(ii) to Accent Color's Current Report on Form 8-K dated January 9, 1998 and filed with the SEC.

** incorporated by reference to Exhibit 3(i) to Accent Color's Current Report on Form 8-K dated January 9, 1998 and filed with the SEC.

*** incorporated by reference to Exhibit 3(ii) to Accent Color's registration statement on Form S-3 and filed with the SEC on December 30, 1997, as amended (file no. 333-43467).